Exhibit 99.2

M/I Homes, Inc.
Announces Cash Tender Offer for 8.625% Senior Notes

COLUMBUS, Ohio (October 27, 2014) - M/I Homes, Inc. (NYSE: MHO) announced today that the Company has commenced a cash tender offer (the “Offer”) to purchase any and all of its outstanding 8.625% Senior Notes due 2018 (the “Senior Notes”) and a concurrent solicitation of consents (the “Consents”) to the adoption of proposed amendments to the indenture governing the Senior Notes (the “Proposed Amendments”) to eliminate substantially all of the restrictive covenants and a number of events of default under the indenture. Holders who tender their Senior Notes will be deemed to consent to all of the Proposed Amendments. Holders may not deliver Consents without tendering their Senior Notes in the Offer. The terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated October 27, 2014 and the related Consent and Letter of Transmittal (collectively, the “Offer Documents”). The Offer is conditioned upon, among other things, the completion by the Company of a private placement of senior notes on satisfactory terms, as determined by the Company in its sole discretion (the “Financing Condition”). Subject to the Financing Condition, to the extent any Senior Notes are not tendered and accepted for purchase pursuant to the Offer, the Company intends to redeem such Senior Notes in accordance with the indenture governing the Senior Notes at a redemption price of $1,043.13 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest on such principal amount of Senior Notes to, but not including, the date of redemption.

Upon the terms and subject to the conditions described in the Offer Documents, the Company is offering to purchase for cash the Senior Notes below:

			Dollars per $1,000 Principal Amount of Notes
		Principal
	CUSIP	Amount	Tender Offer	Consent	Total
Title of Security	Number	Outstanding	Consideration	Payment	Consideration
8.625% Senior Notes due 2018	55305BAE1	$230,000,000	$1,019.10	$30.00	$1,049.10

The Offer will expire at 11:59 p.m., New York City time, on November 24, 2014, unless extended (such date and time, as the same may be extended, the “Expiration Date”). The consideration for each $1,000 principal amount of Senior Notes validly tendered and accepted for purchase pursuant to the Offer will be the tender offer consideration set forth in the table above (the “Tender Offer Consideration”).

Senior Notes validly tendered in the Offer at or prior to 11:59 p.m., New York City time, on November 7, 2014, unless extended (such date and time, as the same may be extended, the “Early Tender & Consent Date”), and accepted for purchase will receive the total consideration set forth in the table above (the “Total Consideration”), which is equal to the Tender Offer Consideration plus the consent payment set forth in the table above (the “Consent Payment”). Senior Notes validly tendered in the Offer after the Early Tender & Consent Date, but at or prior to the Expiration Date and accepted for purchase will receive only the Tender Offer Consideration, which does not include the Consent Payment. In addition, all Senior Notes validly tendered in the Offer at or prior to the Expiration Date and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

Payment for Senior Notes validly tendered in the Offer at or prior to the Early Tender & Consent Date and accepted for purchase will be made promptly after the Early Tender & Consent Date. Payment for Senior Notes validly tendered in the Offer after the

Early Tender & Consent Date, but at or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date. No tenders of the Senior Notes will be valid if submitted after the Expiration Date.

Tenders of Senior Notes may be validly withdrawn, and the corresponding Consents may be validly revoked, at any time at or prior to the Early Tender & Consent Date, but not thereafter, except as required by law. A valid withdrawal of tendered Senior Notes at or prior to the Early Tender & Consent Date will constitute the concurrent valid revocation of the corresponding Consents. To revoke Consents delivered in connection with tendered Senior Notes, holders must withdraw the related Senior Notes. Senior Notes tendered after the Early Tender & Consent Date may not be withdrawn, except as required by law. If the Offer is terminated, tendered Senior Notes will promptly be returned to the tendering holders.

Notwithstanding any other provision of the Offer Documents, the Company’s obligation to accept for purchase, and to pay for, Senior Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to, and conditioned upon, the satisfaction of, or, where applicable, the Company’s waiver of, (a) the Financing Condition, (b) the receipt of Consents to the Proposed Amendments from the requisite holders of the Senior Notes, and (c) the General Conditions (as defined in the Offer Documents). Subject to applicable law, the Company reserves the right at any time and from time to time to terminate or withdraw, extend or otherwise amend the Offer and waive any and all conditions to the Offer.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as lead dealer managers (the “Dealer Managers”) for the Offer. Global Bondholder Services Corporation is acting as the Depositary and the Information Agent. The Offer is made only by the Offer Documents, and the information in this press release is qualified by reference to the Offer Documents. Persons with questions regarding the Offer should contact Citigroup Global Markets Inc. toll free at (800) 558-3745 or collect at (212) 723-6106 or J.P. Morgan Securities LLC toll free at (866) 834-4666 or collect at (212) 834-4811. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 470-4500 or collect at (212) 430-3774.

None of the Company, the Dealer Managers, the Depositary or the Information Agent is making any recommendation as to whether holders of Senior Notes should tender their Senior Notes in the Offer. Holders must make their own decisions as to whether to tender their Senior Notes and, if so, the principal amount of the Senior Notes to be tendered.

This press release is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell, any Senior Notes or other securities. The Company’s obligation to accept any Senior Notes tendered in the Offer and to pay the applicable tender offer consideration for such Senior Notes is set forth solely in the Offer Documents. Holders are urged to read the Offer Documents carefully.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 89,300 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Collection (exclusively by M/I), and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227